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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 6, 1996


                           FORD MOTOR CREDIT COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                  1-6368              38-1612444
-------------------------   -----------------------  -------------------
(State or other juris-      (Commission File Number   (IRS Employer
 diction of incorporation          Number)           Identification No.)

The American Road, Dearborn, Michigan                        48121
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 313-322-3000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     A reorganization of Ford Motor Company's ("Ford") Financial Services Group is being undertaken to align more closely under a single subsidiary legal ownership of the Financial Services affiliates with management responsibility of such affiliates.

     As a part of such reorganization, Ford Holdings, Inc. ("FHI") formed Ford FSG, Inc. ("FFSGI"), as a wholly-owned Delaware corporation. FFSGI is the company intended to have legal ownership of the Financial Services affiliates. The common stock of FHI is owned 45% by Ford Motor Credit Company ("Ford Credit") and 55% by Ford.

     After the formation of FFSGI, FHI contributed its interest in Associates First Capital Corporation to FFSGI in exchange for 100% of the common stock of FFSGI and the assumption by FFSGI of certain debt of FHI. Thereafter, Ford contributed to FFSGI all of its interest in Ford Credit Europe plc ("FCE"), a public limited company incorporated under the laws of England. In exchange for Ford's contribution of its interest in FCE to FFSGI, Ford received a class of common stock in FFSGI that has controlling voting power of FFSGI but otherwise is equal to all other common stock of FFSGI as to the payment of dividends, etc. The percentages of economic interests of FFSGI held by Ford and FHI are based on the relative values of the entities contributed to FFSGI by Ford and FHI. It is anticipated that other Financial Services affiliates will be transferred to FFSGI in the future.

     Also as a part of the reorganization, it is expected that all or substantially all of Ford Credit's common stock interest in FHI will be redeemed by FHI. The unaudited pro forma financial data of Ford Credit for the year ended December 31, 1995, which are filed as Exhibit 20.1 to this Current Report on Form 8-K and incorporated herein by reference, retroactively reflect FHI's redemption of substantially all of Ford Credit's common stock interest in FHI as if such purchase occurred at January 1, 1995 with respect to the unaudited pro forma income statement data and at December 31, 1995 with respect to the unaudited pro forma balance sheet data. The unaudited pro forma financial data do not purport to represent what Ford Credit's financial position or results of operations would have been had the transaction in fact occurred on those dates, nor are they necessarily indicative of future operating results or financial position.

     The fair value of Ford Credit's common stock interest in FHI is estimated to be approximately $3 billion. It is expected that FHI will redeem substantially all of Ford Credit's common stock interest in FHI by transferring to Ford Credit all of FHI's interest ($556 million) in The American Road Insurance Company, a wholly-owned subsidiary, paying cash ($1,084 million), and issuing a promissory note ($1,260 million) in favor of Ford Credit. The note will bear interest at the 3-month LIBOR plus 1/8%.
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ITEM 5. OTHER EVENTS

     FORD MOTOR CREDIT COMPANY 1995 RESULTS OF OPERATIONS

     Ford Credit's consolidated net income in 1995 was $1,395 million, up $82 million or 6% from 1994. Net income from financing operations in 1995 was $1,140 million, up $60 million or 6% from 1994. The increase in financing profits was more than accounted for by higher financing volumes, lower 1995 taxes, higher gains from sales of receivables, and improved operating cost performance. Lower net interest margins, higher credit losses, and the non-recurrence of a one-time gain from the sale of Ford Credit's investment in Manheim Auctions were a partial offset.

     Total gross finance receivables and net investment in operating leases at December 31, 1995 were $92.4 billion, up $9.6 billion or 12% from a year earlier. The higher financing volume reflects primarily an increase in operating leases and retail installment sale receivables. Depreciation expense in 1995 was $5,041 million, up $1,131 million or 29% from 1994. The increase reflected the higher levels of operating leases and was more than offset by higher revenue earned on the lease contracts.

     For 1995, Ford Credit financed 36.9% of all new cars and trucks sold by Ford Motor Company dealers in the U.S. compared with 36.6% in 1994. The increase primarily resulted from higher levels of operating lease financing. Ford Credit provided retail customers with financing for 2,499,000 new and used vehicles in the United States. Ford Credit provided wholesale financing for 79.7% of Ford Motor Company U.S. factory sales in 1995 compared with 81.5% in 1994.

     The decline in net interest margins reflects an increase in net U.S. portfolio borrowing rates from 5.4% in 1994 to 6.5% in 1995, partially offset by higher portfolio yields on finance receivables and net investment in operating leases. Credit losses increased in 1995, reversing a general trend of improvement that began in 1989. Credit losses as a percent of average finance receivables including net investment in operating leases were 0.44% in 1995 ($394 million) compared with 0.30% in 1994 ($229 million). The increased credit losses reflected higher losses per repossessed unit and an increase in repossession rates.

     For 1995, equity in net income of affiliated companies (primarily FHI) was $255 million compared with $233 million in 1994. The increase reflected higher FHI net income available to common shareholders. At December 31, 1995, Ford Credit owned about 45% of Ford Holdings common stock.

                             - - - - - - - - - - -

     Consolidated Financial Statements of Ford Motor Credit Company and Subsidiaries for the year ended December 31, 1995 together with the Report of Independent Accountants of Coopers & Lybrand L.L.P., independent certified public accountants, filed as Exhibit 99.1 to this Current Report on Form 8-K, are incorporated by reference herein.
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    The news release dated January 31, 1996 of Ford Motor Company and subsidiaries for the year ended December 31, 1995 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                                    EXHIBITS


Designation       Description                             Method of Filing
-----------       -----------                             ----------------

Exhibit 20.1      Pro Forma Financial Information         Filed with this
                  of Ford Motor Credit Company.           Report.

Exhibit 23        Consent of Coopers & Lybrand L.L.P.     Filed with this
                                                          Report.

Exhibit 27        Financial Data Schedule                 Filed with this
                                                          Report.

Exhibit 99.1      1995 Audit of Consolidated Financial    Filed with this
                  Statements of Ford Motor Credit         Report.
                  Company and Subsidiaries together
                  with the Report of Independent
                  Accountants of Coopers & Lybrand
                  L.L.P., independent certified
                  public accountants.

Exhibit 99.2      News release dated January 31, 1996     Filed with this
                  of Ford Motor Company and Subsidiaries  Report.
                  for the year ended December 31, 1995
                  with attachments.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                                       FORD MOTOR CREDIT COMPANY
                                                              (Registrant)


Date:  February 6, 1996                                  By: /s/R. P. Conrad
                                                         ----------------------
                                                             R. P. Conrad
                                                             Assistant Secretary
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                                EXHIBIT INDEX


Designation                   Description
-----------                   -----------

Exhibit 20.1      Pro Forma Financial Information
                  of Ford Motor Credit Company.

Exhibit 23        Consent of Coopers & Lybrand L.L.P.


Exhibit 27        Financial Data Schedule

Exhibit 99.1      1995 Audit of Consolidated Financial
                  Statements of Ford Motor Credit
                  Company and Subsidiaries together
                  with the Report of Independent
                  Accountants of Coopers & Lybrand
                  L.L.P., independent certified
                  public accountants.

Exhibit 99.2      News release dated January 31, 1996
                  of Ford Motor Company and Subsidiaries
                  for the year ended December 31, 1995
                  with attachments.